RemedyTemp, Inc.

EXHIBIT 32

CERTIFICATION
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(SUBSECTIONS (a) AND (b) OF SECTION 1350 CHAPTER 63 OF TITLE 18,
UNITED STATES CODE)

          Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of RemedyTemp, Inc., a California corporation (the “Company”), does hereby certify with respect to the Quarterly Report of the Company on Form 10-Q for the quarter ended June 29, 2003 as filed with the Securities and Exchange Commission (the “10-Q Report”) that:

(1)	the 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the Information contained in the 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 12, 2003	/s/ GREG PALMER

Greg Palmer President and Chief Executive Officer RemedyTemp, Inc.

August 12, 2003	/s/ MONTY A. HOUDESHELL

Monty A. Houdeshell Senior Vice President and Chief Financial Officer RemedyTemp, Inc.

          A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.